UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2011

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On August 29, 2011, the Board of Directors (the “Board”) of Cedar Fair Management, Inc. (the “General Partner”), the general partner of Cedar Fair, L.P. (the “Company”), announced that it voted to expand its board membership from seven to nine directors. In connection with the board membership expansion, the Board announced the appointment of Matthew A. Ouimet as an additional director of the General Partner, effective as of August 29, 2011. On June 20, 2011, the Company announced the appointment of Mr. Ouimet as President of the Company and that Mr. Ouimet would succeed Richard Kinzel as Chief Executive Officer of the Company on January 3, 2012, following Mr. Kinzel’s retirement upon expiration of his contract. Mr. Ouimet becomes a Class III director of the General Partner, with a term expiring at the Company’s 2014 annual meeting of unitholders.

Also in connection with the board membership expansion, the Board announced that it will conduct a national search with the assistance of the leading executive search firm Korn/Ferry International to identify candidates to fill the vacancy created by the ninth director seat and is actively pursuing this process.

For information called by Item 5.02(d) of Form 8-K, reference is made to the Company’s Form 8-K, dated June 24, 2011, the relevant sections of which are hereby incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

	By:	/s/ Richard L. Kinzel
Richard L. Kinzel Chief Executive Officer

Date: August 31, 2011